 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-255719
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common stock, par value $0.05 per share	2,875,000 shares	$45.00	$129,375,000	$14,114.82

(1)
The registration fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended, and relates to the registrant’s registration statement on Form S-3ASR (File No. 333-255719).

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 3, 2021)
2,500,000 shares
DMC Global Inc.
Common Stock

We are selling 2,500,000 shares of our common stock.
Shares of our common stock are listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “BOOM.” On April 30, 2021, the last reported sale price of our common stock on Nasdaq was $54.00 per share.
Investing in our common stock involves risk. You should carefully read and consider the risks that are described or referred to in “Risk Factors” beginning on page S-10 of this prospectus supplement.
	Per Share	Total
Public offering price	$45.00	$112,500,000
Underwriting discount	$2.0250	$5,062,500
Proceeds, before expenses, to us	$42.975	$107,437,500
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 375,000 additional shares of common stock from us, solely to cover over-allotments, at the public offering price, less the underwriting discount.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of common stock is expected to be made on or about May 7, 2021.

KeyBanc Capital Markets
Stephens Inc.	Stifel Roth Capital Partners	Tudor, Pickering, Holt & Co.
The date of this prospectus supplement is May 4, 2021.

PROSPECTUS TABLE OF CONTENTS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby; and (2) the accompanying prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.
In this prospectus supplement, references to “DMC,” the “Company,” “we,” “us” or “our” refer to DMC Global Inc. and its subsidiaries, unless the context suggests otherwise.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.dmcglobal.com. However, information on our website will not be considered a part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 22, 2021;

•
the information in our Definitive Proxy Statement on Schedule 14A filed on April 2, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on April 22, 2021; and

•
the description of our common stock, par value $0.05 per share, as set forth under the caption “Description of Registrant’s Securities to be Issued” in Amendment No. 1 to our Registration Statement on Form 8-A filed with the SEC on March 27, 2006, as amended and superseded by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019 and all amendments and reports filed for the purpose of updating that description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until we sell all of the shares of common stock offered by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we furnish under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:
DMC Global Inc.
11800 Ridge Parkway, Suite 300

S-iii

Broomfield, Colorado 80021
(303) 665-5700
Attention: Andy Nelson
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

S-iv

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend the forward-looking statements throughout this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein and therein, and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements. Statements contained in this prospectus supplement or those documents which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. The words “may,” “believe,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” and similar expressions are intended to identify forward-looking statements.
Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Although we believe that our expectations as expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. These risks and uncertainties are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:
•
impacts of the COVID-19 pandemic and any related preventative or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions;

•
supply chain delays and disruptions;

•
transportation disruptions;

•
the ability to obtain new contracts at attractive prices;

•
the size and timing of customer orders and shipments;

•
product pricing and margins;

•
our ability to realize sales from our backlog;

•
fluctuations in customer demand;

•
fluctuations in foreign currencies;

•
competitive factors;

•
the timely completion of contracts;

•
the timing and size of expenditures;

•
the timely receipt of government approvals and permits;

•
the price and availability of metal and other raw material;

•
fluctuations in tariffs or quotas;

•
changes in laws and regulations, both domestic and foreign, impacting our business and the business of the end-market users we serve;

•
the adequacy of local labor supplies at our facilities;

•
current or future limits on manufacturing capacity at our various operations;

•
the impact of severe weather events on our business and that of our customers;

•
our ability to identify and complete attractive acquisitions and successfully integrate acquired businesses;

S-v

•
the impact of pending or future litigation or regulatory matters;

•
the availability and cost of funds;

•
our ability to access our borrowing capacity under our credit facility or access the capital markets;

•
global economic conditions and political and economic developments; and

•
the factors that are described or referred to in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and beginning on page S-10 of this prospectus supplement.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus supplement, the accompanying prospectus, any documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering. Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus supplement.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
Our Company
We are building a diversified holding company. Today, our portfolio consists of DynaEnergetics and NobelClad, which collectively serve the energy, industrial processing and transportation markets. DynaEnergetics designs, manufactures and distributes products utilized by the global oil and gas industry principally to perforate and complete oil and gas wells. NobelClad is a leader in the production of composite metal plates for use in the construction of corrosion resistant industrial processing equipment and specialized transition joints. Both DynaEnergetics and NobelClad operate globally through an international network of manufacturing, distribution and sales facilities. DMC’s diversified segments have established strong positions in their industries, and are recognized for developing highly innovative products that improve the safety, efficiency and performance of their customers’ operations.
Our Strategy
DMC’s portfolio strategy is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, financial, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make bolt-on acquisitions that improve their competitive positions and expand their markets. Our culture is to foster local innovation versus centralized control and to stand behind our businesses in ways that add value.
Business Segments
DynaEnergetics net sales were $146.4 million, $310.4 million and $237.5 million for the years ended December 31, 2020, 2019 and 2018, respectively. NobelClad net sales were $82.8 million, $87.1 million and $89.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.

DynaEnergetics
DynaEnergetics designs, manufactures, markets and sells perforating systems and associated hardware for the global oil and gas industry. During the well drilling process, steel casing is inserted into the well and cemented in place to isolate and support the integrity of the wellbore. A perforating system, which contains specialized explosive shaped charges, is used to punch holes through the casing and cement liner of the well and into the geologic formation surrounding the well bore. The channels created by the shaped charges allow hydrocarbons to flow back into the well bore. When hydraulic fracturing is employed, the perforations and channels also provide a path for the fracturing fluid to enter and return from the formation.
In unconventional wells, multiple perforating systems, which generally range from seven inches to three feet in length, are connected end-to-end into a perforating “string.” The string is lowered into the well and then pumped by fluid across the horizontal lateral to the target location within the shale formation. When the perforating system is initiated via an electronic or digital signal from the surface, the shaped charges detonate.
DynaEnergetics designs, manufactures and sells the five primary components of a perforating system, which are the initiation system, shaped charges, detonating cord, gun hardware and a control panel.
In 2013, DynaEnergetics introduced the industry-leading IS2™ intrinsically safe initiating system (IS2) for use in North American unconventional well completions. The patented IS2 is an integrated switch detonator that improves wellsite safety and efficiency, and downhole reliability. The IS2 is immune to stray voltage, stray current and radio frequency interference, significantly reducing the risk of inadvertent surface detonations. Since its introduction, more than three million units have been deployed by customers.
In North America’s unconventional well-completion industry, perforating components traditionally have been assembled by highly trained personnel at the well site or a nearby assembly facility. In 2015, DynaEnergetics began assembling its perforating systems, designed around the IS2 initiating system, in a controlled environment at its manufacturing facilities. The systems, marketed as DynaStage® (DS) Factory-Assembled, Performance-Assured™ perforating systems, are shipped directly to the well-site or a customer’s remote shop. DynaEnergetics is leading the transition from field assembly of components to fully factory-assembled perforating systems delivered directly to the well site. The transition from purchasing components to full systems has enabled customers to reduce investments in remote assembly personnel, storage, inventory, transportation and supply chain resources, as well as cycle times and field assembly errors. The systems model also provides customers with a single-source supplier for their perforating hardware. DynaEnergetics’ vertical integration also has led to technology advancements and product innovation and has improved the safety, efficiency and effectiveness of our customers’ operations.
Since 2015, DynaEnergetics has added several new technologically advanced and differentiated DS products that address more complex wells, and now has a comprehensive family of perforating systems that are customizable for diameter, length and shot density, which enables operators to tailor their perforating solutions for specific rock formations and reservoirs.
In 2020, DynaEnergetics launched two new completions products: DS MicroSet™, a compact, disposable setting tool used to install the plugs that isolate stages in a multi-stage well, and DS Liberator™, a ballistic release tool (BRT) that enables disengagement from a perforating string stuck in a well bore. The addition of these products expanded DynaEnergetics’ addressable market by approximately 20%.

Perforating systems such as those manufactured by DynaEnergetics are essential to oil and gas recovery. DynaEnergetics’ systems are sold directly to oilfield service companies around the world. DynaEnergetics also promotes its systems, technologies and value directly to end-user exploration and production companies that typically own and operate the wells being perforated.
The level of market activity for perforating products generally corresponds to the level of oil and gas exploration and production activity. Advancements in well designs have led to increasingly complex well completion operations, which in turn have increased the demand for high-quality and technically advanced perforating products.
NobelClad
Explosion-welded cladding technology is a method for welding metals that cannot be joined using conventional welding processes, such as titanium with steel, aluminum with steel, and aluminum with copper. Explosion welding also can be used to weld compatible metals, such as stainless steels and nickel alloys to steel. The cladding metals are typically titanium, stainless steel, aluminum, copper alloys, nickel alloys, tantalum, and zirconium. The base metals are typically carbon steel, alloy steel, stainless steel and aluminum. The dimensional capabilities of the process are broad: cladding metal layers can range from a few thousandths of an inch to several inches in thickness and base metal thickness and lateral dimensions are primarily limited by the capabilities of the world’s metal production mills.
Clad metal plates are generally used in the construction of heavy, corrosion resistant pressure vessels and heat exchangers. Clad metal plates consist of a thin layer of an expensive, corrosion-resistant cladder metal, such as titanium or nickel alloy, which is metallurgically welded to a less expensive structural backing metal, such as carbon steel. For heavy equipment, clad plates generally provide an economical alternative to building the equipment solely of a corrosion-resistant alloy. Explosion-welded clad metal is produced as flat plates or concentric cylinders, which can be further formed and fabricated into a broad range of industrial processing equipment or specialized transition joints. When fabricated properly, the two metals will not come apart, as the bond zone is generally stronger than the parent metals.
While a significant portion of the demand for our clad metal products is driven by maintenance and retrofit projects at existing chemical processing, petrochemical processing, oil refining, and aluminum smelting facilities, new plant construction and large plant expansion projects also account for a significant portion of total demand. These industries tend to be cyclical in nature, and timing of new order inflow remains difficult to predict.
There are three major industrial clad plate manufacturing technologies: explosion welding, hot roll bonding and weld overlay. DetaCladTM, NobelClad’s process-controlled explosion clad product, uses explosion welding, the most versatile of the clad plate manufacturing methods. Created using a robust cold-welding technology, explosion-welded clad products exhibit high bond strength and combine the corrosion resistance or other favorable quality of the cladder material with the mechanical properties and structural strength of the lower-cost backer material. The explosion welding process is suitable for joining virtually any combination of common engineered metals, many of which cannot be combined effectively using traditional hot roll bonding or weld overlay processes. NobelClad has established a leadership position in the explosion-welding market due to its technological expertise and proprietary processes for combining dissimilar metals.
NobelClad seeks to build on its leadership position in its markets. Our manufacturing plants and their respective shooting sites in Pennsylvania and Germany provide the production capacity to address projects for NobelClad’s global customer base. NobelClad’s global sales and distribution network and significant investments made in application and market development are providing opportunities for growth in existing and new markets, including gold processing, engineered woods and concentrating solar power.
Growth Strategy
Organic Growth Opportunities
DynaEnergetics is well-positioned for growth as the global economy begins to recover from the COVID-19 pandemic. We launched more new products in 2020 than in any previous year, which advanced DynaEnergetics’ industry leadership in providing an innovative suite of perforating systems and expanded its addressable market by 20% through the introduction of two new completion tools. The industry’s leading operators and their service providers are increasingly focused on maximizing the safety, performance and profitability of their well completion programs, which is driving demand for DynaEnergetics’ DS perforating systems and setting tools. While the recovery of pricing for energy products will lag the rebound in market activity, we are focused on restoring profitability to pre-pandemic levels through our differentiated product offerings. Our ability to serve the market through our vertically integrated manufacturing and assembly operations and our just-in-time direct to wellsite model should benefit us significantly as demand for oil and gas and well completion systems recovers.
DynaEnergetics continues to invest in research and development to expand our portfolio of perforating systems, as well as in product and market development initiatives to maintain our competitive advantages and future growth. In parallel, we are maintaining our efforts and commitment to intellectual property development and protection, including, where necessary, patent enforcement. Protecting and enforcing our intellectual property and patents is vital to reinforcing the value of our investments in research and development and obtaining the potential market share gains from these investments.
NobelClad principally serves long-cycle industries. We expect to grow in existing and new markets as a result of significant investments made in application and market development. NobelClad also benefits when metals prices are increasing as this improves both our competitive advantage against higher-priced solid metal alloys and our profitability. As a result, we are encouraged by NobelClad’s prospects for medium- to long-range growth. NobelClad entered 2021 with a $40 million order backlog, which is approximately 25% higher than its backlog at the end of 2019.
Disciplined Approach to Acquisitions
Our objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, financial, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategies, and make bolt-on acquisitions that improve their competitive positions and expand their markets.
DMC maintains rigorous merger and acquisition criteria. We consider the following factors in assessing acquisitions or investment opportunities: technical or differentiated products, processes or services; stable to growing markets; niche market segments with global market potential; existing significant regional market share; strong R&D, engineering and product development capabilities; favorable brand identity; low capital intensity; defensible competitive position; and strong margins and returns on invested capital.
In 2007, we acquired the German company, DynaEnergetics GmbH and Co. KG, and certain affiliates primarily for its explosive metalworking business. This significantly expanded our explosion clad manufacturing operations, sales and distribution capabilities in Europe. The 2007 acquisition also included an energy products business focused on downhole well perforating, which became the foundation of our DynaEnergetics segment. Subsequently, we expanded DynaEnergetics’ presence in the North American market through three acquisitions. In 2009, we acquired Canada-based LRI Oil Tools Inc., which is now operating under the name of DynaEnergetics Canada. In 2010, we acquired Texas-based Austin Explosives Company, which is now operating under the name DynaEnergetics US, Inc. In 2012, we acquired the assets and operating business of Texas-based TRX Industries, Inc., a manufacturer of perforating gun bodies, to expand DynaEnergetics’ manufacturing capacity. After completing these acquisitions, we integrated their operations, consolidated the manufacturing footprint into two locations in Texas, and invested heavily in research, market, and application development. The resulting DynaEnergetics business is now the industry leader in perforating systems technology and profitability.
Going forward, we expect acquisitions will represent an attractive means for us to further complement our existing high quality and innovative businesses by expanding into new industrial and commercial end markets. We expect these efforts to increase our available markets, mitigate our exposure to the volatility and cyclicality of the energy markets and diversify our revenue and risk profiles. We believe that our management team is particularly well-suited to tackle new opportunities and successfully integrate and operate new businesses.
Experienced Management Team
We have a strong and experienced management team and board of directors, with extensive experience repositioning, building, operating and growing companies in a diverse range of industries, including advanced packaging, semiconductor capital equipment, petrochemicals, diversified industrials and engineered materials.
Our President and Chief Executive Officer, Kevin Longe, joined DMC in 2013, bringing substantial strategic and operating experience in diverse industries, including advanced packaging, semiconductor capital equipment and engineered materials. Most recently, he was an executive with global, advanced-packaging leader Sonoco, where he served as President of the Thermo Safe business and Vice President and General Manager of the Protection Packaging division.

Our Chief Financial Officer, Michael Kuta, joined DMC in 2014, with industry experience in the industrial, energy and petrochemical sectors, and brings significant expertise in M&A integration, capital management, finance and building and developing finance and accounting teams. He held financial leadership positions with Berkshire Hathaway’s Lubrizol Corporation, Lincoln Electric Holdings, Inc. and Eaton Corporation.
Our Executive Vice President and Chief Legal Officer, Michelle Shepston, joined the team in 2016, and brings over 20 years of capital markets, M&A, compliance and corporate governance experience. She leads our global legal, compliance, human resources and sustainability teams.
Our Vice President, Investor Relations and Corporate Communications, Geoff High, joined DMC in 2014, and brings over 25 years of investor relations experience in various industries, including energy, energy products and services and industrials. He leads our institutional, analyst and retail shareholder relations, investor relations strategy development and implementation and global corporate communications efforts.
Our Chief Information Officer, Jeff Fithian, joined DMC in 2014 with over 20 years of IT experience at industrial manufacturing, consumer products and technology companies. He leads our IT strategy, digital transformation, security and risk management efforts.
Prudent Approach to Capital Structure
We operate businesses with low-capital intensity and have historically maintained a conservative financial profile, which served us well during the COVID-19 pandemic. Despite the sharp decline in oil and gas demand driven by the COVID-19 pandemic, we improved our net cash position from $6 million at December 31, 2019 to $16.9 million at December 31, 2020, and maintained our fully undrawn and available $50 million revolving credit facility. DMC finished the first quarter of 2021 with a strong balance sheet that included cash and marketable securities of $66.8 million. We repaid in full the $11.8 million outstanding principal balance on our term loan, ended the first quarter of 2021 with zero long-term debt, and raised net proceeds of $25 million by selling shares of our common stock in our at-the-market equity program.
Intellectual Property
We hold a variety of intellectual property through our DynaEnergetics business, including, but not limited to, patents, patent applications, registered and unregistered trademarks, trade secrets, proprietary information and know-how. We have followed a policy of seeking patent and trademark protection in countries and regions throughout the world for products and methods that appear to have commercial significance. DynaEnergetics seeks and holds numerous patents covering various products and processes, including, but not limited to, perforating guns and their various components, shaped charges, packaging of explosive materials, detonating cord, initiating systems and electronics and tool offerings. DynaEnergetics was awarded 24 patents and filed 131 patent applications during 2020, bringing the total number of patents held to 76.
DMC understands that an important part of realizing the value of innovation and intellectual property lies in the determination to defend intellectual property against the infringement of competitors. Our patent strategy is designed to protect our investments and provide transparency so others can innovate without violating our intellectual property. Despite this, a number of DynaEnergetics’ competitors have commercialized products that we believe infringe DynaEnergetics’ patents. During the first quarter of 2020, we took legal action against several of these companies, spending approximately $1 million on patent litigation. We intend to continue these expenditures until the issues are resolved. Our commitment of resources to this process reflects our belief that if intellectual property is not protected, the incentive to innovate is lost and the sustainability of the industry is threatened.
We hold a variety of intellectual property through our NobelClad business, including, but not limited to, patent applications, proprietary information and know-how, trade secrets, and registered and unregistered trademarks. Much of our proprietary manufacturing expertise lies in the knowledge of the factors that affect the quality of the finished clad product, including the types of metals to be explosion-welded, the setting of the explosion, the composition of the explosive, and the preparation of the plates to be bonded. We have developed this specialized knowledge over our 50 years of experience in the explosive metalworking business.

No single patent or trademark is considered to be critical to either DynaEnergetics’ or NobelClad’s businesses.
Human Capital
We empower our people and organizations by institutionalizing entrepreneurship and celebrating ingenuity. We seek to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Our culture is based on four core values:
•
Integrity — We stand by our word and own our decisions. We are fair in how we treat customers, peers, partners and the communities we work in. We treat our company like it’s our own.

•
Courage — We are entrepreneurs, with the courage to act when we see something that needs doing. We believe in pursuing the right path forward, even if it’s the most difficult one.

•
Teamwork — We believe being a part of one team, one community. We count on each other to do our part. We stand by one another when things are tough, learning from our failures and celebrating together when we get the job done.

•
Humility — We believe that inspiration can come from anywhere and remain open to new ideas. We are proud of our work and how it helps our customers, but are never boastful.

We align to provide all employees with a supportive work environment and the opportunity to improve their skills and advance their careers. Our culture is reflected in our inclusive and thriving workplace. We believe every employee deserves an environment in which they are treated with dignity and respect, and their voices are heard. We support diversity within our workforce, and respect and embrace the different backgrounds, experiences, cultures and perspectives our employees bring to us.
During the fourth quarter of 2020, DynaEnergetics successfully passed one year without any lost time or recordable safety incidents across all its locations. As of December 31, 2020, NobelClad had no lost time safety incident at its locations in over 400 days.
Corporate Information
Our principal executive offices are located at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, and our telephone number is (303) 665-5700. We maintain a website at http://www.dmcglobal.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement.

The Offering
Common stock offered
2,500,000 shares (or 2,875,000 shares if the underwriters’ option to purchase additional shares is exercised in full).
Common stock outstanding after this offering(1)
18,333,470 shares (or 18,708,470 shares if the underwriters’ option to purchase additional shares is exercised in full).
Trading symbol
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BOOM.”
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include acquisitions. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk factors
Investing in our common stock involves a high degree of risk. Please see “Risk Factors” on page S-10 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

(1)
The number of shares of common stock outstanding immediately after this offering is based on 15,833,470 shares of our common stock issued and outstanding as of April 30, 2021, and excludes as of that date: 54,448 shares subject to issuance under restricted stock units issued under our 2016 Omnibus Incentive Plan (the “Plan”), 172,420 shares subject to issuance under performance stock units issued under the Plan and 2,252,829 shares reserved for future awards that may be issued under the Plan.

Summary Historical Consolidated Financial Information
The following table sets forth summary consolidated financial data as of and for each of the periods indicated. The consolidated historical financial data as of and for the three months ended March 31, 2021 and 2020 is derived from our unaudited condensed consolidated financial statements and the notes thereto. The consolidated historical financial data as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020, 2019 and 2018 is derived from our audited consolidated financial statements and related notes. The data set forth below should be read in conjunction with our historical consolidated financial statements, the related notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus by reference to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. Our historical results are not necessarily indicative of our future results.
	Three Months Ended March 31,		Years Ended December 31,
(in thousands, except per share data)	2021	2020	2020	2019	2018
	(unaudited)
Statements of Income Data:
Revenues, net	$55,658	$73,564	$229,161	$397,550	$326,429
Net income (loss) attributable to common shareholders	$432	$4,155	$(1,412)	$34,041	$30,473
Net income (loss) per common share-basic	$0.03	$0.28	$(0.10)	$2.29	$2.05
Shares used in computing net income (loss) per common share-basic	15,453,103	14,697,164	14,790,296	14,579,608	14,529,745
Net income (loss) per common share-diluted	$0.03	$0.28	$(0.10)	$2.28	$2.04
Shares used in computing net income (loss) per common share-diluted	15,463,923	14,717,836	14,790,296	14,655,350	14,620,635
Cash dividends per common share	$—	$0.125	$0.125	$0.29	$0.08
Balance Sheets Data:
Total assets	$304,817	$268,940	$279,645	$277,421	$240,418
Long-term indebtedness	—	10,406	8,139	11,147	38,230
Total liabilities	86,387	95,251	82,731	105,280	106,132
Total shareholders’ equity	$218,430	$173,689	$196,914	$172,141	$134,286

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks set forth below and in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus. If any of the events described in such “Risk Factors” disclosures occur or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.
We have not identified any specific use of the net proceeds of this offering.
We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, acquisitions, investments in businesses, products or technologies and satisfaction of debt or other obligations. We may use the net proceeds of this offering to continue pursuit of our acquisition strategy, but we may not be able to successfully identify and complete acquisitions, and acquisitions we complete may not provide the benefits we expect. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business. See “Use of Proceeds.”
You may not receive dividends on the common stock.
Under applicable Delaware law, holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. Although we have in the past declared cash dividends on our common stock, we do not currently pay a dividend on our common stock, and we are under no requirement to do so. There can be no assurance that any dividend will be reinstated in the future or that any future dividend will not be reduced, suspended or eliminated.
The possibility of sales of our common stock in the future could reduce the market price of our common stock.
We are not restricted, other than as described in “Underwriting”, from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In the future, we may sell additional shares of our common stock to raise capital or to acquire companies. Any of these events would dilute your ownership interest in us and any of these events or the perception that these sales or conversions or exchanges could occur may have an adverse impact on the price of our common stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.
To the extent that we seek to expand our business through acquisitions, we may experience issues in executing acquisitions or integrating acquired operations.
From time to time, we examine opportunities to make selective acquisitions in order to increase shareholder return by increasing our total available markets, expanding our existing operations and, potentially, generating synergies. The success of any acquisition depends on a number of factors, including, but not limited to:
•
identifying suitable candidates for acquisition and negotiating acceptable terms;

•
obtaining approval from regulatory authorities and potentially our shareholders;

•
maintaining our financial and strategic focus and avoiding distraction of management during the process of integrating the acquired business;

•
implementing our standards, controls, procedures and policies at the acquired business and addressing any pre-existing liabilities or claims involving the acquired business; and

•
to the extent the acquired operations are in a country in which we have not operated historically, understanding the regulations and challenges of operating in that new jurisdiction.

For example, our due diligence process may not reveal all liabilities associated with a potential acquisition, and this could result in us incurring unanticipated losses after the acquisition is completed. There can be no assurance that we will be able to conclude any acquisitions successfully or that any acquisition will achieve the anticipated synergies or other positive results. Additionally, while we target selective acquisition opportunities with certain attributes, there can be no assurances that any acquisition will possess any or all of those attributes. Any material problems that we encounter in connection with an acquisition could have a material adverse effect on our business, results of operations and financial position.

USE OF PROCEEDS
We estimate that the net proceeds from this offering to us will be approximately $107.3 million (or approximately $123.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and other estimated expenses of this offering payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include acquisitions.
Pending use of the proceeds as described above, we intend to invest the proceeds of this offering in highly liquid cash equivalents or United States government securities.
The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of March 31, 2021:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale of 2,500,000 shares of our common stock in this offering, after deducting the underwriting discount and our estimated offering expenses.

The table below should be read in conjunction with the information provided in “Use of Proceeds” and our consolidated financial statements and related notes incorporated herein by reference.
	As of March 31, 2021
	Actual	As Adjusted
	($ in thousands, except share information)
Cash and cash equivalents	$45,837	$153,275
Debt:
Syndicated credit agreement	—	—
Other debt	—	—
Total debt	—	—
Stockholders’ equity:
Common stock, $0.05 par value per share; 25,000,000 shares authorized, 15,883,470 shares outstanding, actual; 17,889,285 shares outstanding, as adjusted	$820	$945
Additional paid-in capital	144,094	251,407
Retained earnings	116,089	116,089
Accumulated other comprehensive (loss)	(24,929)	(24,929)
Treasury stock, at cost, and company stock held for deferred compensation, at par; 566,343 and 566,343 shares, respectively	(17,644)	(17,644)
Total stockholders’ equity	$218,430	$325,868
Total capitalization	$218,430	$325,868

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS
The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders (as defined below) that acquire our common stock pursuant to this offering. The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), or the U.S. federal income tax consequences to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as:
•
dealers in securities or currencies;

•
certain electing traders in securities;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
personal holding companies;

•
grantor trusts;

•
taxpayers who have elected mark-to-market accounting;

•
regulated investment companies;

•
real-estate investment trusts;

•
persons acquiring, holding or disposing our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;

•
certain former citizens or long-term residents of the United States;

•
foreign governments or international organizations;

•
banks or other financial institutions;

•
controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes;

•
insurance companies;

•
entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•
pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider all aspects of U.S. federal tax law, such as estate and gift tax law or the tax consequences of the alternative minimum tax or the Medicare surtax on net investment income.
You are a “non-U.S. holder” of our common stock if you are a beneficial owner of our common stock and are not, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

•
a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.
This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to differing interpretations or change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a non-U.S. holder. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service, or the IRS, with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock and there can be no assurance that the IRS will not challenge one or more of the conclusions described herein.
IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.
Dividend Distributions
Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder). Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.” Any such distributions will also be subject to the rules, regulations and obligations discussed below under the heading “FATCA.”
Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the conduct of a non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S.

“permanent establishment” or “fixed base” maintained by such non-U.S. holder in the United States) are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. holder’s holding period for its shares of our common stock and, if shares of our common stock are “regularly traded on an established securities market,” the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above generally will be subject to a 30% U.S. federal income tax (or a lower applicable tax treaty rate) on the gain derived from the disposition which may be offset by certain U.S.-source capital losses claimed during the taxable year.
We believe that we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. If we were a USRPHC, then so long as our common stock continued to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who held more than 5% of our common stock at any time during the shorter of (i) its holding period and (ii) the five-year period preceding the date of disposition (a “greater-than-five-percent shareholder”) would be subject to U.S. federal income tax on the disposition of our common stock. In such case, a greater-than-five-percent shareholder generally would be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally would be required to file a U.S. federal income tax return in respect of such gain. No withholding would be required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If we were a USRPHC and our common stock ceased to be regularly traded on an established securities market, a non-U.S. holder would be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder’s percentage ownership of our common stock. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.
Information Reporting and Backup Withholding
We and other withholding agents generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person for U.S. federal income tax purposes.
A non-U.S. holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 or successor form) of its status as a non-U.S. person.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder’s status as a non-U.S. person or other exempt status.
Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, proposed Treasury regulations, the preamble of which states that taxpayers may rely on the proposed regulations until final regulations are issued, would eliminate withholding on payments of gross proceeds (but not on payments of dividends).
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement by and between KeyBanc Capital Markets Inc., as representative for the underwriters named in the agreement, and us, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of shares of common stock set forth opposite its name in the table below:
Underwriter	Number of Shares
KeyBanc Capital Markets Inc.	1,375,000
Stephens Inc.	300,000
Stifel, Nicolaus & Company Incorporated	300,000
Tudor, Pickering, Holt & Co. Securities, LLC	300,000
Roth Capital Partners, LLC	225,000
Total	2,500,000
Under the terms of the underwriting agreement, the underwriters are committed to purchase all of these shares if any shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The underwriting agreement provides that the underwriters’ obligation to purchase the common stock depends on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true, that there is no material loss or change in the financial markets and that we deliver to the underwriters customary closing documents.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at such price less a concession not in excess of $1.215 per share. If all of the shares are not sold at the public offering price, the representative of the underwriters may change the public offering price and the other selling terms.
We have granted the underwriters an option to purchase up to an additional 375,000 shares from us at the public offering price less the underwriting discount solely to cover over-allotments. The underwriters may exercise the option for 30 days from the date of the underwriting agreement. If the underwriters exercise this option, each will be obligated, severally and not jointly, and subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial amount reflected in the above table.
The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.
	Per Share	Total Without Option Exercised	Total With Option Exercised
Public offering price	$45.00	$112,500,000	$129,375,000
Underwriting discount	$2.025	$5,062,500	$5,821,875
Proceeds (before expenses) to us	$42.975	$107,437,500	$123,553,125
We estimate that the total expenses related to this offering payable by us, excluding underwriting discounts, will be approximately $100,000.
We, our executive officers and directors have agreed with the underwriters, for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, not to offer, sell, hedge or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of our common stock, without the prior written consent of KeyBanc Capital Markets Inc. However, KeyBanc Capital Markets Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. When determining whether to release securities from the lock-up agreements, KeyBanc Capital Markets Inc. may consider, among other factors, market conditions at the time, the number of securities for which the release is requested and the stockholder’s reasons for requesting the release.
Until the distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases of shares in the open market while this offering is in progress to peg, fix, or maintain that price. These transactions also may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are made in an amount not greater than the underwriters’ option to purchase additional shares from us. The underwriters may reduce that short position by purchasing shares in the open market or by exercising all or part of the option to purchase additional shares described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares of our common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the effect of the transactions described above may have on the price of our common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our common stock. They may also cause the price of our common stock to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.
In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.
In connection with the offering, certain of the underwriters of securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other transactions with us and perform services for us in the ordinary course of their business. In particular, an affiliate of KeyBanc Capital Markets Inc. is a lender under our credit facility. They have received customary fees and commissions for those transactions. In the course of their businesses, the underwriters and their respective affiliates may actively trade our securities or loan for their own account or for the accounts of customers, and, accordingly, the underwriters and their respective affiliates may at any time hold long or short positions in such securities or loans.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Stte”), no shares of common stock have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State (all in accordance with the Prospectus Regulation), except that an offer to the public of any shares of common stock in that Relevant State may be made at any time under the following exemptions under the Prospectus Regulation:
a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall result in a requirement for the publication by us or the representative of a prospectus pursuant to Article 3 of the Prospectus Regulation, or a supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, and the expression “Prospectus Regulation” means Regulation 2017/1129/EU (as amended).
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (the “UK”), no shares of common stock have been offered or will be offered to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock that has been approved by the Financial Conduct Authority, except that an offer to the public of any shares of common stock may be made in the UK at any time:
a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of shares of common stock shall result in a requirement for the publication by us or the representative of a prospectus pursuant to section 85 of the FSMA, or a supplement to a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, and the expression “UK Prospectus Regulation” means Regulation 2017/1129/EU as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each underwriter has represented and agreed that:
a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA received by it in connection with the issue or sale of any shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to us;
b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any shares of common stock in, from or otherwise involving the United Kingdom.

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Canada
The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in China
The shares of common stock may not be offered or sold directly or indirectly to the public in the People’s Republic of China (“China”) and neither this prospectus, which has not been submitted to the Chinese Securities and Regulatory Commission or registered with the Asset Management Association of China, nor any offering material or information contained herein relating to the shares of common stock, may be supplied to the public in China or used in connection with any offer for the subscription or sale of shares of common stock to the public in China. The shares of common stock may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such qualified institutional investors shall be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations with respect to the subscription and trading of the shares of common stock.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, or DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the common stock offered by this prospectus supplement. The underwriters are being represented by Jones Day.
EXPERTS
The consolidated financial statements of DMC Global Inc. appearing in DMC Global Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of DMC Global Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
DMC Global Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Purchase Contracts
Units

We may offer from time to time to sell common stock, preferred stock, depositary shares, warrants, debt securities, and purchase contracts, as well as units that include any of these securities. The debt securities may be senior, senior subordinated or subordinated and may be secured or unsecured. The debt securities, preferred stock, depositary shares, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common stock or preferred stock or other of our securities or securities of one or more other entities. The securities covered by this prospectus may be offered and sold by us in one or more offerings.
We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.
Our common stock is listed for trading on The Nasdaq Global Select Market under the symbol “BOOM.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
Investing in these securities involves risks. See “Special Note on Forward-Looking Statements” beginning on page 2 of this prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and the corresponding sections of any prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 3, 2021.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context otherwise requires, the terms “DMC,” the “Company,” “we,” “us,” and “our” refer to DMC Global Inc. and its consolidated subsidiaries.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the websites mentioned under the heading “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 1.
We are responsible only for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front page of the document.
OUR COMPANY
DMC is a diversified holding company. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. DynaEnergetics designs, manufactures and distributes products utilized by the global oil and gas industry principally for the perforation of oil and gas wells. NobelClad is a leader in the production of explosion-welded clad metal plates for use in the construction of corrosion resistant industrial processing equipment and specialized transition joints. Both DynaEnergetics and NobelClad operate globally through an international network of manufacturing, distribution and sales facilities. Our principal executive offices are located at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, and our telephone number is (303) 665-5700.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from our website at www.dmcglobal.com. Additional information about us is also available on our website at www.dmcglobal.com. However, the information on our website is not part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference into this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.
We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, in each case, any portion of such document that may have been “furnished” but not “filed” for purposes of the Exchange Act) until we sell, or otherwise terminate the offering of, all of the securities that may be offered by this prospectus. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules. The following documents have been filed by us with the SEC (File No. 001-14775) and are incorporated by reference into this prospectus:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
The information in our Definitive Proxy Statement on Schedule 14A filed on April 2, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

•
The description of our common stock, par value $0.05 per share, as set forth under the caption “Description of Registrant’s Securities to be Issued” in Amendment No. 1 to our Registration Statement on Form 8-A filed with the SEC on March 27, 2006, as amended and superseded by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019 and all amendments and reports filed for the purpose of updating that description.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
DMC Global Inc.
11800 Ridge Parkway, Suite 300
Broomfield, Colorado 80021
(303) 665-5700
Attention: Andy Nelson
Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and section 21E of the Exchange Act. We intend the forward-looking statements throughout this prospectus, any document incorporated by reference herein and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements. Statements contained in this prospectus or those documents which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These statements can sometimes be identified by our use of forward-looking words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will,” “continue,” “project,” “forecast” and other phrases of similar meaning. The forward-looking information is based on information available as of the date of the relevant document and on numerous assumptions and developments that are not within our control. Although we believe that our expectations as expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Factors that could cause actual results to differ materially include, but are not limited to, those factors referenced in our most recent Annual Report on Form 10-K, including changes in global economic conditions, the ability to obtain new contracts at attractive prices, the size and timing of customer orders and shipment and product pricing. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of the relevant document. Except as otherwise required by law, we undertake no obligation to publicly release the results of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date of the relevant document or to reflect the occurrence of unanticipated events.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.05 per share, and 4,000,000 shares of preferred stock, par value $0.05 per share.
Common Stock
Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the distribution of assets, subject to the rights of the holders of shares of preferred stock, if any. Holders of our common stock have no preemptive rights, subscription rights or conversion rights. There are no redemption or sinking fund provisions with respect to the common stock.
Preferred Stock
Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including dividend rights, conversion rights, exchange rights, terms of redemption, redemption price or prices, liquidation preferences, the number of shares constituting any series and the designation of such series. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by us.
Purposes and Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws
General
Our certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Preferred Stock
We believe that the availability of the preferred stock under our certificate of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. In so acting, our board of directors could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.
Stockholder Action and Voting Provisions
Our certificate of incorporation (i) does not permit stockholders to act by written consent, (ii) permits our board of directors to amend our bylaws and requires that amendments to our bylaws approved by stockholders receive the approval of holders of two-thirds of all voting securities then outstanding and (iii) generally prohibits our stockholders from filling any vacancies that arise on our board of directors. In addition, an amendment to these provisions would require the approval of holders of two-thirds of all voting securities then outstanding. Further, our bylaws impose certain notice requirements on stockholders seeking to propose nominees for our board of directors or other business to be conducted at a stockholders’ meeting.
Special Meetings of Stockholders
Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board of directors, and our Chief Executive Officer.
Limitation of Director and Officer Liability
Our certificate of incorporation and bylaws contain provisions that (i) limit the liability of our directors and officers with respect to the performance of their duties to us and (ii) generally require us to indemnify and advance expenses to our directors and officers in connection with legal proceedings associated with such duties, in each case to the extent permitted by Delaware law. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against our directors or officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our company and its stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.
Transfer Agent
The transfer agent for our common stock is Computershare Trust Company N.A.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of our indebtedness, which we refer to collectively as “debt securities.” This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.
In this description, the words “DMC,” “we,” “us,” and “our” refer only to DMC Global Inc., and not to any of our subsidiaries or affiliates. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities;

•
the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;

•
any provisions relating to any security provided for the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;

•
the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•
the date or dates on which the principal of the debt securities will be payable;

•
the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•
the dates on which interest will be payable and the regular record dates for interest payment dates;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable;

•
the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•
the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•
the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•
any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•
whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•
the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for our common stock or other securities of us or any other person;

•
the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

•
the applicability to the debt securities of the provisions described in “— Defeasance” below.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•
the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:
•
by the depositary to a nominee of the depositary;

•
by a nominee of the depositary to the depositary or another nominee of the depositary;

•
by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•
in any other circumstances described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.
Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.
Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the applicable indenture.
Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the applicable indenture.
We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the applicable indenture:
•
the applicable depositary would authorize its participants to give the notice or take the action; and

•
the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.
Certain Covenants
Maintenance of Office or Agency.   We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Paying Agents, Etc.   If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Existence.   We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that our board of directors determines that the preservation thereof no longer is desirable in the conduct of our business.
Restrictive Covenants.   Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of Default
When we use the term “Event of Default” with respect to debt securities of any series, we generally mean:
1.
We default in the payment of any interest on any debt security of that series when due, which default continues for 30 days;

2.
We default in the payment when due of the principal of or premium, if any, on any debt security of that series when due;

3.
We default in the deposit of any sinking fund payment when due, if applicable;

4.
We default in the performance, or breach, of certain of our covenants set forth in the applicable indenture, such as covenants relating to:

•
the requirement that we maintain an office in the United States where debt securities of that series may be presented or surrendered for payment and registration of transfer or exchange and where notices and demands may be served upon us in respect of debt securities of that series and the applicable indenture,

•
the requirement to hold in trust funds for payments with respect to debt securities of that series if we act as paying agent with respect to debt securities of that series, and

•
the requirement that DMC and any guarantor deliver to the trustee an officer’s certificate relating to compliance with conditions and covenants of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 90 days after written notice thereof has been given to us as provided in the indenture;

5.
We default in the performance of, or breach, any other of our covenants in the applicable indenture (other than a covenant included in such indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 180 days after written notice thereof has been given to us as provided in the applicable indenture;

6.
Specified events of bankruptcy, insolvency, or reorganization involving us or certain of our subsidiaries; and

7.
Any other Event of Default provided with respect to debt securities of that series issued under the applicable indenture.

Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that other than in the case of a default of the character contemplated in clause (1) or (2) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Modification and Waiver” below.
Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have furnished to the trustee reasonable security or indemnity. Subject to the provisions of the applicable indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder unless:
•
the holder has previously given to the trustee written notice of a continuing Event of Default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;

•
the holder or holders have furnished reasonable indemnity to the trustee to institute the proceeding as trustee;

•
the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

•
the trustee has failed to institute the proceeding within 60 calendar days.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.
We may be required to furnish to the trustee annually a statement as to our performance of our obligations under the applicable indenture and as to any default in our performance.
Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
Modification and Waiver
In general, modifications and amendments of an indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of an indenture may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•
reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•
change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•
reduce the percentage in principal amount of debt securities of any series required for modification or amendment of applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

•
a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•
a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Defeasance
Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:
1.
will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or

2.
will be released from our obligations to comply with certain covenants described under “— Certain Covenants” above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5), (6), and (7) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indentures, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (5) under “— Events of Defaults” above.
In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:
•
no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under an indenture shall have occurred and be continuing on the date of such deposit;

•
no Event of Default described in clause (7) under “— Events of Default” above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (7) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

•
in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

•
in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

If we fail to comply with our remaining obligations under an indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.
Satisfaction and Discharge
We, at our option, may satisfy and discharge an indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:
•
either:

1.
all of our debt securities previously authenticated and delivered under the applicable indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

2.
all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•
we have paid or caused to be paid all other sums payable by us under the applicable indenture; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the applicable indenture have been satisfied.

Limitations on Merger and Other Transactions
Prior to the satisfaction and discharge of an indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:
•
either:

1.
we are the continuing or surviving person in the consolidation or merger; or

2.
the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•
immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

•
an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.
Governing Law
The indenture, and the debt securities issued thereunder, will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
The indenture contains specified limitations on the rights of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the applicable indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:
•
the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•
specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•
disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•
indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•
the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common stock, preferred stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, number or principal amount and terms of the debt securities, common stock, and/or preferred stock purchasable upon exercise of the warrants;

•
the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

•
the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•
whether the warrants will be issued in registered form or bearer form;

•
the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•
the identity of the warrant agent;

•
the maximum or minimum number of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of any material federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, warrants, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number or amount of debt securities, shares of our common stock or preferred stock, or warrants. The price per share of preferred stock, common stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, common securities, or warrants. The purchase contracts may require us to make periodic payments to holders, or may require holders to make periodic payments to us, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will describe in the applicable prospectus supplement which we file with the SEC in connection with a public offering relating to the purchase contracts.
The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of each unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

USE OF PROCEEDS
Unless a prospectus supplement indicates otherwise, we intend to use the net proceeds from the securities offered by this prospectus for general corporate purposes, which may include the acquisition of businesses or assets, the repayment of our outstanding indebtedness, working capital, or for any other purposes as may be described in a prospectus supplement.
Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to purchasers;

•
through agents;

•
to or through underwriters or dealers;

•
through a combination of these methods; or

•
in any other manner permitted by law.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•
sell securities short and redeliver such shares to close out our short positions;

•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus;

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•
the terms of the offering;

•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any initial public offering price;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.

These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.
In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
CERTAIN LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Davis Graham & Stubbs LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of DMC Global Inc. appearing in DMC Global Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of DMC Global Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2,500,000 Shares
DMC Global Inc.
Common Stock

PROSPECTUS SUPPLEMENT
May 4, 2021

KeyBanc Capital Markets
Stephens Inc.	Stifel Roth Capital Partners	Tudor, Pickering, Holt & Co.